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                                                                    Exhibit 23.4

                          INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-40720 on Form S-8 of GlobeSpan, Inc. of our report dated April 21, 2000 (May 16, 2000 as to the second paragraph of Note 8) relating to the financial statements of iCompression, Inc., which is incorporated by reference in GlobeSpan, Inc.'s Form 8-K/A filed on July 14, 2000, amended October 10, 2000.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

San Jose, California

February 2, 2001